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                                                               EXHIBIT 10(h)


                                MERGER AMENDMENT


     This Merger Amendment is an amendment to:

          (a) the Liz Claiborne Profit-Sharing Retirement Plan (the "Profit-Sharing Plan");

          (b) the Lucky Brand Employee Retirement Plan and Trust (the "Lucky Plan");

          (c) the Segrets, Inc. 401(k) Profit Sharing Plan (the "Segrets Plan"); and

          (d)  the Liz Claiborne Savings Plan (the "Plan").

     1. As of December 31, 1999, the Profit-Sharing Plan, the Lucky Plan and the Segrets Plan (the "Merged Plans") will be merged into the Plan , and all assets of the Merged Plans will be transferred to the Plan, which will thereupon assume all liabilities of the Merged Plans with respect to the assets transferred.

     2. Employer contributions for the 1999 plan year, if any, for any of the Merged Plans shall be made by the appropriate employer to the Plan as successor to the Merged Plan or Plans. All contributions for periods on and after January 1, 2000 shall be determined solely under the terms of the Plan.

     3. Effective as of January 1, 2000:


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          (a) individuals who participated in the Plan on December 31, 1999 shall continue to participate in the Plan and individuals who would have become participants on January 1, 2000 shall still become participants on January 1, 2000, in each case for purposes of Tax Saver and Matching Contributions;

          (b) individuals who participated in the Profit-Sharing Plan on December 31, 1999 will participate in the profit-sharing feature of the Plan and individuals who would have become participants in the Profit-Sharing Plan on January 1, 2000 shall become participants in the profit-sharing feature of the Plan and, to the extent they satisfy the Plan's requirements therefore, shall receive allocations of profit-sharing contributions;

          (c) individuals who participated in the Lucky Plan on December 31, 1999 or who would have become participants in the Lucky Plan on January 1, 2000 shall participate in the Plan on January 1, 2000, in either case for purposes of Tax Saver and Matching Contributions; and provided that such individuals shall not participate in, or share in allocations under, the profit-sharing feature of the Plan until they otherwise meet the Plan's rules relating thereto; and

          (d) individuals who participated in the Segrets Plan on December 31,1999 or who would have become participants in the Segrets Plan on January 1, 2000 shall participate in the Plan on January 1, 2000, in either case for purposes of Tax Saver and Matching Contributions; and provided that such individuals shall not


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     participate in, or share in allocations under, the profit-sharing feature of the Plan until they otherwise meet the Plan's rules relating thereto.

     4. After January 1, 2000 Plan rules shall govern in determining which individuals are eligible to participate in the Plan; provided, however, that:

          (a) with respect to any individual who was on the Lucky payroll on December 31, 1999, such individual shall become a participant in the Plan for purposes of Tax-Saver and Matching Contributions on the earlier of (i) the date provided under Plan rules, or (ii) the date provided in the Lucky Plan for elective deferrals and matching contributions; and provided further that such an individual shall not be eligible to participate in, or share in allocations under, the profit-sharing feature of the Plan until he or she otherwise meets the Plan's rules relating thereto; and

          (b) with respect to any individual who was on the Segrets payroll on December 31, 1999, such individual shall become a participant in the Plan for purposes of Tax Saver and Matching Contributions on the earlier of (i) the date provided under Plan rules, or (ii) the date provided in the Segrets Plan for elective deferrals and matching contributions; and provided further that such an individual shall not participate in, or share in allocations under, the profit-sharing feature of the Plan until he or she otherwise meets the Plan's rules relating thereto.


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     5. Except as otherwise expressly provided in the Plan as amended, in no event shall any former participant in a Merged Plan be denied any benefit, form of payment or other entitlement protected under the provisions of section 411(d)(6) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

     6. Under the profit-sharing feature of the amended Plan, participants shall, effective as soon as administratively practicable following January 1, 2000, be entitled to direct the trustee in the investment of all amounts credited to their Profit-Sharing Contributions Accounts under the Plan, including both amounts credited to such Accounts before January 1, 2000 and amounts allocated to such Accounts after said date, such direction of investments to be to the same extent that participants direct the investment of their Tax-Saver Contributions under the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of this 30th day of December, 1999.



LIZ CLAIBORNE, INC.



By:/s/Nicholas J. Rubino
   ---------------------
   Vice President- Deputy
   General Counsel and
   Assistant Secretary